Exhibit 3.1
                            ARTICLES OF INCORPORATION

                                       OF

                        HORSE SENSE STABLE SERVICES, INC.



            FIRST. The name of the corporation is:

            HORSE SENSE STABLE SERVICES, INC.

            SECOND. The Corporation initially intends to conduct the business of providing consulting, bookkeeping, and management services for commercial boarding stables, including stables owned by the Corporation as well as stables owned by others. Additionally, this Corporation is formed to engage in any lawful activity, including, but not limited to the following:

       (A) Shall have such rights, privileges and powers as may be conferred upon corporations by any existing law.

       (B) May at any time exercise such rights, privileges and powers, when not inconsistent with the purposes and objects for which this corporation is organized.

       (C) Shall have power to have succession by its corporate name for the period limited in its certificate or articles of incorporation, and when no period is limited, perpetually, or until dissolved and its affairs wound up according to law.

       (D) Shall have power to sue and be sued in any court of law or equity.

       (E) Shall have power to make contracts.

       (F) Shall have power to hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises. The power to hold real and personal estate shall include the power to take the same by devise or bequest in the State of Arizona, or in any other state, territory or country.

       (G) Shall have power to appoint such officers and agents as the affairs of the corporation shall require, and to allow them suitable compensation.

       (H) Shall have power to make By-Laws not inconsistent with the constitution or laws of the United States, or of the State of Arizona, for the management, regulation and government of its affairs and property, the transfer of its stock, the transaction of its business, and the calling and holding of meetings of its stockholders.

       (I) Shall have power to wind up and dissolve itself, or be wound up or dissolved.

       (J) Shall have power to adopt and use a common seal or stamp, and alter the same at pleasure. The use of a seal or stamp by the corporation on any corporate documents is not necessary. The corporation may use a seal or stamp, if it desires, but such use or nonuse shall not in any way affect the legality of the document.

       (K) Shall have power to borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful object.

       (L) Shall have power to guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by, any other corporation or corporations of the State of Arizona, or any other state or government, and, while owners of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

       (M) Shall have power to purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or fund.

       (N) Shall have power to conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in the State of Arizona, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and any foreign countries.

       (O) Shall have power to do all and everything necessary and proper for the accomplishment of the objects enumerated in its certificate or articles of incorporation, or any amendment thereof, or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in the certificate or articles of incorporation of the corporation, or any amendment thereof.

       (P) Shall have power to make donations for the public welfare or for charitable, scientific or educational purposes.

       (Q) Shall have power to enter into partnerships, general or limited, or joint ventures, in connection with any lawful activities, as may be allowed by law.

            THIRD. That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock at a par value of one-tenth of one cent ($.001) and TEN MILLION (10,000,000) shares of preferred stock at a par value of one-tenth of one cent ($.001) . Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

            FOURTH. Its registered office in the State of Arizona is located at 7699 E. Park View Dr., Tucson, Arizona 85715. This Corporation may maintain an office, or offices, in such other place within or without the State of Arizona as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Arizona as well as within the State of Arizona.

            FIFTH.   The  name  and  address  of  the  statutory  agent  of  the
Corporation is Michael C. High, 7699 E. Park View Dr., Tucson, Arizona 85715.

            SIXTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that the number of directors shall not be reduced to fewer than one (1).

The initial board of directors shall consist of two directors. The names and addresses of the persons who are to serve as the directors until the first annual meeting of shareholders or until their successors are elected and qualifies are:

   NAME                             POST OFFICE ADDRESS
   Michael C. High                  7699 E. Park View Dr., Tucson, AZ 85715
   Sara J. High                     7707 E. Park View Dr., Tucson, AZ 85715

            SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

   NAME                             POST OFFICE ADDRESS
   Michael C. High                  7699 E. Park View Dr., Tucson, AZ 85715

All powers, duties and responsibilities of the incorporators shall cease at the time of delivery of these Articles of Incorporation to the Arizona Corporation Commission.

            EIGHTH. The Corporation shall indemnify any person who incurs expenses or liabilities by reason of the fact he or she is or was an officer, director, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

            NINTH. To the fullest extent permitted by the Arizona Revise Statutes, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. No repeal, amendment or modification of this article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the Corporation occurring prior to such repeal, amendment or modification.

            TENTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.


            ELEVENTH. The corporation is to have perpetual existence.

            TWELFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

            Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

            To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

            By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the Board of Directors.

            When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its Board of Directors deems expedient and for the best interests of the Corporation.

            THIRTEENTH. No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

            FOURTEENTH. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Title 10-640 of the Arizona Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

            FIFTEENTH. This Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

            EXECUTED this 29th day of March, 2004 by all of the incorporators.

Signed:      /s/
            --------------------------------------------
            Michael C. High
PHONE       520-733-9126

ACCEPTANCE OF APPOINTMENT BY STATUTORY AGENT

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 29th day of March, 2004.

                                  Signed      /s/
                                             -----------------------------------
                                             Michael C. High